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                                                                   Exhibit 99.21


                 IN THE SUPREME COURT OF THE STATE OF DELAWARE

OMNI CARE, INC.,                  )
                                  )    No. 605, 2002
              Plaintiff Below,    )
              Appellant,          )    Court Below:   Court of Chancery
                                  )    of the State of Delaware in and for
              v.                  )    New Castle County
                                  )    C.A.  No. 19800
NCS HEALTHCARE, INC.,             )
JON H. OUTCALT, KEVIN B.          )
SHAW, BOAKE A. SELLS,             )
RICHARD L. OSBORNE,               )
GENESIS HEALTH VENTURES           )
INC., and GENEVA SUB, INC.,       )

              Defendants Below,   )
              Appellees.          )

ROBERT M. MILES, GUILLERMO        )
MARTI, ANTHONY NOBLE,             )    No. 649,  2002
JEFFREY TREADWAY, TILLIE          )
SALTZMAN, DOLPHIN LIMITED         )    Court Below:   Court of Chancery
PARTNERSHIP I, L.P., RAMESH       )    of the State of Delaware in and for
MEHAN, RENEE MEHAN, RENEE         )    New Castle County
MEHAN IRA, SAROJ MEHAN,           )    C.A.  No. 19786
MANEESH MEHAN, RAHUL              )
MEHAN, JOEL MEHAN, LAJIA          )
MEHAN, DARSHAN MEHAN IRA,         )
DANSHAL MEHAN (ROLLOVER           )
IRA), ARSH N. MEHAN, ARSH N.      )
MEHAN (ROTH IRA), ASHOK K.        )
MEHAN, and ASWOK K. MEHAN         )
IRA,                              )

              Plaintiffs Below-   )
              Appellants,         )
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          v.                      )
                                  )
JON H. OUTCALT, KEVIN E.          )
SHAW,  BOAKE  A. SELLS,           )
RICHARD I. OSBORNE, GENESIS       )
HEALTH VENTURES, INC.,            )
GENESIS SUB, INC., and NCS        )
HEALTHCARE, INC.,                 )
                                  )
              Defendants Below-   )
              Appellees.          )    CONSOLIDATED



Before VEASEY, Chief Justice, WALSH, HOLLAND, BERGER and STEELE, Justices, constituting the Court en Banc.

      This 4th day December, 2002, it appears to the Court that:

      (1) This Court entered an Order in appeal No. 649, 2002 on November 26, 2002, refusing the appellants' application for an interlocutory appeal of the order of the Court of Chancery dated November 22, 2002.

      (2) The Court has determined that the application for an interlocutory appeal was improvidently refused and that this application meets one or more of the criteria of Supreme Court Rules 4 and 42 and should be granted to be heard and determined by the Court en Banc.

      (3) The Court has determined that appeal No. 605, 2002 ,and appeal No. 649, 2002 arise from the same operative facts and that, in the interest of judicial economy, the appeals should be consolidated.

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      (4) The Court has determined that the briefing and argument on the consolidated appeal should be expedited.

      NOW THEREFORE, IT IS ORDERED as follows:

      (A) The Order of this Court dated November 26, 2002, refusing the application for an interlocutory appeal in action No. 649, 2002 is VACATED.

      (B) The application for an interlocutory appeal of the order of the Court of Chancery in appeal No. 649, 2002 dated November 22, 2002, is GRANTED.

      (C) Appeal No. 605, 2002 and appeal No. 649. 2002 are hereby CONSOLIDATED. All papers subsequently filed in this consolidated appeal shall be captioned as above.

      (D) Oral arguments in the consolidated appeal will be heard on Tuesday, December 10, 2002, in Dover in the following order:

            (i) At 10:00 a.m. oral argument in appeal No. 649, 2002 will be held with each side having 25 minutes to present oral argument.

            (ii) At 1l:00 a.m. oral argument in appeal No. 605, 2002 will be held with each side having 25 minutes to present oral argument.

      (E) There will be no further briefing in appeal No. 605, 2002. The briefing in appeal No. 649, 2002 will proceed as follows:

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            (i) On or before 12:00 noon on Friday, December 6, 2002, appellants shall file in the Supreme Court in Dover, Wilmington and Georgetown

                  (a)   the briefs of both sides filed in the Court of Chancery;
                        and

                  (b) their opening brief and appendix in this Court addressing the memorandum opinion and order of the Court of Chancery dated November 22, 2002.

Appellants shall file an original and 6 complete sets of the above in Wilmington and 2 complete sets in Dover and Georgetown.

            (ii) On or before 10:00 a.m. on Monday, December 9, 2002, appellees shall file in the Supreme Court in Dover and Wilmington their answering brief and appendix. Appellees shall file an original and 8 complete sets of briefs and appendices in Wilmington and 2 sets in Dover.

            (iii) On or before 4:00 p.m. on Monday, December 9,2002, appellants may file in the Supreme Court in Dover and Wilmington their reply brief and appendix, if any. Appellants shall file an original and 8 complete sets of briefs and appendices in Wilmington and 2 sets in Dover.

                                     BY THE COURT:

                                     /s/ E. Norman Veasey
                                     -------------------------------------------
                                     Chief Justice

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